                                                                    EXHIBIT 99.1

                  INFOCURE COMPLETES SPIN-OFF OF PRACTICEWORKS

ATLANTA, March 6, 2001 -- InfoCure Corporation (Nasdaq: INCX) today announced that it has completed the distribution of the common stock of its PracticeWorks subsidiary effective 11:59 p.m. yesterday. An aggregate of approximately 8.7 million shares of PracticeWorks common stock, representing 100% of the issued and outstanding PracticeWorks common stock, will be issued in the distribution. Each InfoCure stockholder will receive 1/4 of a share of PracticeWorks common stock for each share of InfoCure's common stock held on February 21, 2001. Cash will be distributed in lieu of fractional shares. InfoCure's and PracticeWorks' common stock will trade independently with the open of the market today, March 6, 2001. PracticeWorks' common stock will trade on the American Stock Exchange under the symbol "PRW." InfoCure's common stock will trade on the Nasdaq National Market under its new symbol "VWKS."

         A prospectus describing the spin-off was mailed to InfoCure stockholders on February 21, 2001. Shares of PracticeWorks common stock will be either sent to holders by delivery of physical certificates by PracticeWorks' transfer agent or credited to holders' accounts by nominees or brokers. InfoCure will also provide stockholders with information on how to calculate the tax basis for their InfoCure shares and the PracticeWorks shares received in the spin-off.

         InfoCure will adjust outstanding InfoCure stock options in connection with the PracticeWorks distribution in order to preserve the intrinsic value of the options. InfoCure will calculate the relationship (the "Ratio") between the closing price of the InfoCure common stock on March 5, 2001, the last trading day before the distribution, and the opening price of InfoCure common stock on March 6, 2001, the first trading day after the distribution. The number of new InfoCure options outstanding after the PracticeWorks distribution will be determined by multiplying the number of outstanding InfoCure options by the Ratio. The new strike prices for the underlying outstanding options will be determined by dividing the existing strike price by the Ratio. The options will continue to have the same terms and conditions set forth in the InfoCure stock option plans and agreements, including vesting schedules. InfoCure expects the Ratio to be approximately 2.1.

         Certain statements in this release, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are operating VitalWorks and PracticeWorks as independent public companies following the spin-off; uncertainties concerning each company's future capital needs and the ability to obtain such capital; possible deferral, delay or cancellation by customers of computer system purchase decisions; variations in the volume and timing of systems sales and installations; possible delays in product development; changing economic, political and regulatory influences on the healthcare industry; changes in product pricing policies; general economic conditions; and the risk factors detailed from time to time in InfoCure's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable and that the projections contained in this release are based on reasonable assumptions and forecasts; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

About InfoCure Corporation

InfoCure is a leading national provider of information management technology and services targeted to healthcare practices that operate in a variety of specialties, including anesthesiology, dermatology, emergency medicine, pathology, podiatry, radiology and enterprise-wide medical entities. The company's wide-range of technological solutions automate the administrative, financial and clinical information management functions for doctors and other healthcare providers. InfoCure provides its customers with ongoing software services, training and electronic data interchange (EDI) services. Visit InfoCure at www.infocure.com.

ABOUT PRACTICEWORKS, INC.

PRACTICEWORKS, INC. IS AN INFORMATION MANAGEMENT TECHNOLOGY PROVIDER FOR DENTISTS, ORTHODONTISTS AND ORAL AND MAXILLOFACIAL SURGEONS. PRACTICEWORKS' PRODUCT OFFERINGS INCLUDE PRACTICE MANAGEMENT APPLICATIONS, BUSINESS-TO-BUSINESS E-COMMERCE SERVICES, ELECTRONIC DATA INTERCHANGE (EDI) SERVICES, AND ONGOING MAINTENANCE, SUPPORT AND TRAINING RELATED TO ALL PRODUCTS. VISIT PRACTICEWORKS AT WWW.PRACTICEWORKS.COM.